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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2005, relating to the consolidated financial statements of QLT Inc., and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Vancouver, British Columbia
July 13, 2005